UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 16, 2004

INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-1095478	98-0155633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CLARENDON HOUSE,

2 CHURCH STREET

P.O. BOX HM 1022

HAMILTON HM DX, BERMUDA

(Address of principal executive offices, including zip code)

(441) 295-5950

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01, 2.03 and 8.01.  Entry into a Material Definitive Agreement; Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant; Other Events

On October 16, 2004, Interwave Communications International Ltd. (“Interwave”) entered into an Amendment No. 2 of the Agreement and Plan of Amalgamation (the “Amendment”) which amended the Agreement and Plan of Amalgamation, dated July 27, 2004 (the “Amalgamation Agreement”), by and among Alvarion Ltd., an Israeli company (“Alvarion”), Alvarion Mobile Inc., a Delaware corporation and wholly owned subsidiary of Alvarion (“Merger Sub”), and Interwave, pursuant to which Interwave will be amalgamated with Merger Sub (the “Amalgamation”) and Merger Sub will be the surviving company.

Under the terms of the Amendment, each common share of Interwave, par value $0.01 per share, will be converted into the right to receive $4.18 in cash in connection with the Amalgamation.

Pursuant to the Amendment, Alvarion will loan Interwave $5 million (the “Subsequent Loan”) in addition to the $3 million loaned on July 28, 2004 pursuant to the Amalgamation Agreement (the “Initial Loan” and, together with the Subsequent Loan, the “Loan Facility”) to be used to fund working capital requirements and operating activities and to pay certain loans.  The Loan Facility will bear interest at 6% per annum and will be secured by a third priority security interest subordinate to Interwave’s currently outstanding debt to financial institutions.  Upon completion of the Amalgamation, all principal and accrued interest outstanding under the Loan Facility will be cancelled.  In the event that the Amalgamation is not completed, or in the event that the Amalgamation Agreement is terminated prior to completion of the Amalgamation, all principal and accrued interest outstanding under the Loan Facility will be due and payable on the earlier of (i) the lapse of six months following the grant of the Subsequent Loan by Alvarion to Interwave under the Loan Facility or (ii) 30 days following completion of an acquisition transaction between Interwave and a third party other than Alvarion.

Also pursuant to the Amendment, within five business days following October 16, 2004, Interwave will dismiss without prejudice the complaint it had filed against Alvarion on October 4, 2004 in the United States District Court for the Southern District of New York entitled Interwave Communications International, Ltd. v. Alvarion Limited, Case No. 04 CV 7841.  This complaint will be dismissed with prejudice upon the consummation of the Amalgamation.

The foregoing descriptions of the Amendment and the Amalgamation Agreement are qualified in their entirety by reference to the Amendment and the Amalgamation Agreement, which are filed as Exhibits 2.1 and 2.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c)           Exhibits.

Exhibit Number	Description of Exhibit

2.1

Agreement and Plan of Amalgamation by and among Alvarion Ltd., Alvarion Mobile Inc. and Interwave Communications International Ltd., dated as of July 27, 2004 (incorporated by reference from Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 29, 2004).

2.2	Amendment No. 2 to the Agreement and Plan of Amalgamation by and among Alvarion Ltd., Alvarion Mobile Inc. and Interwave Communications International Ltd., dated as of October 16, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.

By:	/s/ ERWIN F. LEICHTLE
Erwin F. Leichtle President and Chief Executive Officer

Date:  October 18, 2004

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1

Agreement and Plan of Amalgamation by and among Alvarion Ltd., Alvarion Mobile Inc. and Interwave Communications International Ltd., dated as of July 27, 2004 (incorporated by reference from Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 29, 2004).

2.2	Amendment No. 2 to the Agreement and Plan of Amalgamation by and among Alvarion Ltd., Alvarion Mobile Inc. and Interwave Communications International Ltd., dated as of October 16, 2004.